As filed with the Securities and Exchange Commission on January 19, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
Registration Statement
under the Securities Act of 1933
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MUTUAL FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Federal (State or other jurisdiction of incorporation or organization)	33-1135091 (I.R.S. Employer Identification No.)

2212 West Cermak Road
Chicago, Illinois 60608
(Address, including zip code of registrant’s principal executive office)
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MUTUAL FEDERAL BANCORP, INC. 2006 STOCK OPTION PLAN

MUTUAL FEDERAL BANCORP, INC. 2006 RECOGNITION AND RETENTION PLAN AND TRUST AGREEMENT
(Full title of the plans)
___________
John L. Garlanger
Executive Vice President and Chief Financial Officer
Mutual Federal Bancorp, Inc.
2212 West Cermak Road
Chicago, Illinois 60608
(773) 847-7747
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jennifer Durham King, Esq.
Vedder, Price, Kaufman & Kammholz, P.C.
222 North LaSalle Street
Chicago, Illinois 60601
(312) 609-7500

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.01 par value	178,206 shares	$13.78(2)	$2,455,679(2)	$263(2)
Common Stock, $0.01 par value	71,282 shares	$13.78(2)	$982,266(2)	$106(2)

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated in accordance with Rule 457(c), solely for the purpose of calculating the registration fee, based upon the average of the bid and ask prices per share of the Common Stock, as reported on the Over-the-Counter Bulletin Board, of $13.78 per share on January 17, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registration Statement relates to the registration of 178,206 shares of common stock, $0.01 par value per share of Mutual Federal Bancorp, Inc. (the “Registrant” or “Company”) reserved for issuance and delivery under the Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (the “Stock Option Plan”), and 71,282 shares of common stock of the Company reserved for issuance and delivery under the Mutual Federal Bancorp, Inc. 2006 Recognition and Retention Plan and Trust Agreement (the “MRP Plan”, and collectively with the Stock Option Plan, the “Plans”). The Plans were approved by the Registrant’s stockholders on November 29, 2006.

The documents containing the information required by this Part I will be sent or given to those persons who participate in the Stock Option Plan and the MRP Plan as specified by Rule 428(b)(1), all of whom are employees or directors of Mutual Federal Bancorp, Inc. or its savings and loan subsidiary, Mutual Federal Savings and Loan Association of Chicago. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as a part of this Registration Statement or as an Exhibit, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference.

The Registrant incorporates by reference into this Registration Statement the documents listed below, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Commission on March 30, 2006 (File No. 333-129835);

•	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A12G, filed with the Commission on April 3, 2006 (File No. 000-51867);

•	The Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2006 (File No. 000-51867);

•	The Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006 (File No. 000-51867);

•	The Registrant’s Quarterly Report on Form 10-QSB for the first quarter ended March 31, 2006, filed with the Commission on May 8, 2006 (File No. 000-51867);

•	The Registrant’s Quarterly Report on Form 10-QSB for the second quarter ended June 30, 2006, filed with the Commission on August 10, 2006 (File No. 000-51867);

•	The Registrant’s definitive Proxy Statement on Schedule 14A for its 2006 special meeting of stockholders, filed with the Commission on October 16, 2006 (File No. 000-1867);

•	The Registrant’s Quarterly Report on Form 10-QSB for the third quarter ended September 30, 2006, filed with the Commission on November 7, 2006 (File No. 000-1867); and

•	The Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2006 (File No. 000-51867).

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and are to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

   Section 545.121 of the Regulations of the Office of Thrift Supervision (the “OTS”) and Article XI of the Registrant’s Bylaws generally provide that the Registrant shall indemnify its directors, officers, and employees in accordance with the following requirements:

(1)  General. Subject to paragraphs (2) and (6) below, the Registrant shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Registrant for:

(a)  Any amount for which that person becomes liable under a judgment in such action; and

(b)  Reasonable costs and expenses, including reasonable attorney’s fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights in connection therewith if he or she attains a favorable judgment in such enforcement action.

(2)  Requirements. Indemnification shall be made to such person under paragraph (1) above only if:

(a)  Final judgment on the merits is in his or her favor; or

(b)  In case of:

(i)  Settlement,

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(ii)  Final judgment against him or her, or

(iii)  Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Registrant determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Registrant or its shareholders.

However, no indemnification shall be made unless the Registrant gives the OTS at least 60 days’ notice of its intention to make such indemnification. No such indemnification shall be made if the director of the OTS advises the Registrant of its objection thereto.

(3)  Insurance. The Registrant may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. However, the Registrant may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

(4)  Payment of Expenses. If a majority of the directors of the Registrant concludes that, in connection with an action, any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys’ fees, arising from the defense or settlement of such action. Nothing shall prevent the directors of the Registrant from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Registrant. Before making advance payment of expenses, the Registrant shall obtain an agreement that the Registrant will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

(5)  Exclusiveness of Provisions. No indemnification shall be provided to any person referred to in paragraph (1) above, and the Registrant shall not obtain insurance referred to in paragraph (3) above other than in accordance with these provisions.

(6)  Limitations. The indemnification provided for at paragraph (1) above is subject to and qualified by 12 U.S.C. 1821(k).

The effect of the foregoing OTS regulations and provisions of the Registrant’s Bylaws would be to permit such indemnification of officers and directors by the Registrant for liabilities arising under the Securities Act of 1933.

The Registrant maintains directors and officers liability insurance providing for insurance against certain liabilities incurred by such persons while serving in their capacities as such.

Item 7.  Exemption from Registration Claimed.

Not applicable.

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Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
4.1	Charter of Mutual Federal Bancorp Inc. (filed as an exhibit to the Registrant’s registration statement on Form SB-2 (File No. 333-129835) and incorporated herein by reference).
4.2	Bylaws of Mutual Federal Bancorp, Inc. (filed as an exhibit to the Registrant’s registration statement on Form SB-2 (File No. 333-129835) and incorporated herein by reference).
4.3	Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (filed as an appendix to the Registrant’s proxy statement for its 2006 special meeting of stockholders and incorporated herein by reference).
4.4
Mutual Federal Bancorp, Inc. 2006 Management Recognition and Retention Plan and Trust Agreement (filed as an appendix to the Registrant’s proxy statement for its 2006 special meeting of stockholders and incorporated herein by reference).

5.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C.
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.

The Registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in to the Registration Statement.

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(b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2007.

MUTUAL FEDERAL BANCORP, INC. By: /s/ Stephen M. Oksas Stephen M. Oksas President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen M. Oksas, John L. Garlanger and Julie H. Oksas, and each of them, the true and lawful attorney-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stephen M. Oksas Stephen M. Oksas	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 19, 2007
/s/ John L. Garlanger John L. Garlanger	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 19, 2007
/s/ Stanley Balzekas III Stanley Balzekas III	Director	January 19, 2007
/s/ Robert P. Kazan Robert P. Kazan	Director	January 19, 2007
/s/ Leonard F. Kosacz Leonard F. Kosacz	Director	January 19, 2007
/s/ Julie H. Oksas Julie H. Oksas	Director	January 19, 2007
/s/ Stephanie Simonaitis Stephanie Simonaitis	Director	January 19, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Charter of Mutual Federal Bancorp, Inc. (filed as an exhibit to the Registrant’s registration statement on Form SB-2 (File No. 333-129835) and incorporated herein by reference).
4.2	Bylaws of Mutual Federal Bancorp, Inc. (filed as an exhibit to the Registrant’s registration statement on Form SB-2 (File No. 333-129835) and incorporated herein by reference).
4.3	Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (filed as an appendix to the Registrant’s proxy statement for its 2006 special meeting of stockholders and incorporated herein by reference).
4.4
Mutual Federal Bancorp, Inc. 2006 Management Recognition and Retention Plan and Trust Agreement (filed as an appendix to the Registrant’s proxy statement for its 2006 special meeting of stockholders and incorporated herein by reference).

5.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C.
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).